Exhibit 99.1
Great Western Bancorp, Inc. Announces Earnings for Third Quarter Fiscal Year 2020
Highlights for the Third Quarter of Fiscal Year 2020 (all quarterly comparisons in this document refer to the second quarter of fiscal year 2020, except as noted)
•Net income of $5.4 million, or $0.10 per diluted share, compared to net loss of $740.6 million, or $13.25 per diluted share
•Capital ratios remain at well-capitalized levels with Tier 1 and total capital being 11.3% and 12.9%, respectively
•The Company's Board of Directors declared a quarterly dividend of $0.01 per share
•Net interest margin decreased 2 basis points to 3.57% while adjusted net interest margin 1, 2 decreased 8 basis points to 3.47%, as successful deposit cost management mostly offset lower asset yields
•Total loans grew to $10.31 billion, an increase of $620.7 million, or 6.4%, while total deposits grew to $11.15 billion, an increase of $971.5 million, or 9.5%, primarily as a result of our participation in the SBA's Paycheck Protection Program ("PPP")
•Net charge-offs remained stable at 0.37% of average total loans on an annualized basis, while the ALLL to total loans increased to 1.44%, or 1.54% excluding PPP loans
Sioux Falls, SD - July 29, 2020 - Great Western Bancorp, Inc. (NYSE: GWB) today reported net income of $5.4 million, or $0.10 per diluted share, for the third quarter of fiscal year 2020, compared to net loss of $740.6 million, or $13.25 per diluted share, for the second quarter of fiscal year 2020. Adjusted net income 1 which excludes the COVID-19 pandemic impact on goodwill, intangible assets and credit and other related charges, was $5.4 million, or $0.10 per diluted share, compared to $29.1 million, or $0.52 per diluted share.
"While the business environment remained challenging this quarter, we focused on meeting customer needs and continued to find ways to be more agile with our remote workforce," said Mark Borrecco, President and Chief Executive Officer. "Additionally, our new Chief Credit Officer has been essential in assessing our loan portfolio and developing a strategy to improve our credit performance. Finally, we generated core profits despite a significant credit charge, which further added to our stable capital position."
Impact and Response to COVID-19 Pandemic
Through this time of disruption we remain committed to keeping our employees safe and our bank running effectively to serve our customers. We have reopened 140 branches in the markets where COVID-19 cases have remained lower, only seven branches are fully closed, and a majority of our employees who can work outside of our offices are doing so. Social distancing, restrictions on in-person meetings and conferences, company travel restrictions and increased sanitary protocols all remain in place and are all intended to offer the best protection for our employees and customers and enhance our ability to provide our banking services. We are supporting our employees with paid time off, work from home flexibility, PTO cash out, volunteer time off, and a new focus for our internal Diversity & Inclusion Council. Finally, as of July 20, 2020 we are supporting our customers with PPP lending, having provided $724.4 million in loans to over 4,600 customers, improved engagement with customers in impacted segments, and a commitment to working with customers for solutions as we approach the end of the first round of payment deferrals.
Net Interest Income and Net Interest Margin2
Net interest income was $107.9 million, an increase of $4.4 million, or 4.2%. Interest income was lower by $5.4 million as a result of lower loan and securities yields while interest expense decreased $9.6 million, or 41.4%, due to deposit rate cuts and rate optimization through funding mix.
Net interest margin was 3.57% and 3.59% for the quarters ended June 30, 2020 and March 31, 2020, respectively. Adjusted net interest margin1, which adjusts for the realized gain (loss) on interest rate swaps, was 3.47% and 3.55%, respectively, for the same periods. Deposit yields decreased 38 basis points due to rate cuts and a significant increase in noninterest-bearing deposits from CARES Act related inflows, while securities and loan yields decreased 16 and 39 basis points, respectively, reflecting PPP loans yielding 3.11% and continued repricing tied to lower indices stemming from rate cuts in March.
1 This is a non-GAAP financial measure management believes is helpful to understanding trends in business that may not be fully apparent based only on the most comparable GAAP financial measure. Further information on this financial measure and a reconciliation to the most comparable GAAP financial measure is provided at the end of this release.
2 All references to net interest income and net interest margin are presented on a fully-tax equivalent basis unless otherwise noted.
1-

Exhibit 99.1
Total loans outstanding were $10.31 billion as of June 30, 2020, an increase of $620.7 million, or 6.4%. The increase in loans during the quarter was mainly attributable to the commercial non-real estate segment of the portfolio, which increased $527.6 million, and the CRE segment, which increased $132.7 million, offset by a reduction in the agriculture segment of $66.7 million. The increase in the commercial non-real estate segment of the portfolio was attributable to $697.0 million in new PPP loans outstanding at June 30 and $57.7 million in mortgage warehouse lending, partially offset by approximately $227.1 million in paydowns. The increase in the CRE segment was due to diversified growth in multifamily, owner-occupied and non-owner-occupied loan types combined with advances on projects under construction, while the decrease in the agriculture segment was due to a $93.0 million net reduction from declines in dairy, beef cattle and other agriculture segments, partially offset by approximately $26.3 million in new PPP loans.
Total deposits were $11.15 billion as of June 30, 2020, an increase of $971.5 million, or 9.5%, due to $870.9 million in checking and savings deposits across both business and consumer accounts as a result of inflows from PPP proceeds and consumer stimulus receipts and $188.0 million in public and brokered deposits with favorable rates offset with a $87.4 million reduction in business and consumer time deposits.
Provision for Loan and Lease Losses and Asset Quality
Provision for loan and lease losses was $21.6 million, a decrease of $50.2 million, or 69.9%, as a result of significant reserve increases in the prior quarter due to economic environmental factors associated with the COVID-19 outbreak. The ALLL to total loans increased to 1.44% as of June 30, 2020 from 1.40% as of March 31, 2020.
Net charge-offs were $9.4 million, or 0.37% of average total loans on an annualized basis, with the majority of net charge-offs concentrated in the agriculture and commercial non-real estate segments of the loan portfolio.
Included within total loans are approximately $735.4 million of loans for which management has elected the fair value option. These loans are excluded from the ALLL process, but management has estimated that approximately $40.0 million of the fair value adjustment for these loans relates to credit risk, or 0.39% of total loans. Finally, total purchase discount remaining on all acquired loans equates to 0.09% of total loans.
Loans graded "Substandard" increased $70.8 million, or 11.3%, to $698.5 million. The increase in loans graded "Substandard" was primarily due to two senior care credits previously rated as watch that deteriorated further during the quarter. Nonaccrual loans were $274.5 million, representing an increase of $61.4 million, or 28.8%, driven largely by the deterioration of one of the senior care credits mentioned previously as well as a hotel credit previously rated as substandard. Total other repossessed property balances were $19.2 million, a decrease of $8.1 million, or 29.5%, due to the sale of two properties.
Beginning in the third quarter of 2020, we will no longer separate credit-related charges between those related or unrelated to the COVID-19 pandemic as it becomes more difficult to attribute losses caused or not caused by the pandemic the longer it continues. A summary of total credit-related charges incurred during the current and comparable nine month periods and current, previous and comparable quarters is presented below:

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	June 30, 2019
		(dollars in thousands)
Charges unrelated to COVID-19 pandemic
Provision for loan and lease losses	Provision for loan and lease losses	$41,827	$38,965	$21,641	$12,083	$26,077
Net other repossessed property charges	Net loss on repossessed property and other related expenses	5,194	4,062	2,475	2,377	595
Net reversal of interest income on nonaccrual loans	Interest income on loans	4,164	469	1,070	1,088	173
Increase in unfunded commitment reserve	Other noninterest expense	2,415	—	2,215	—	—
Net credit loss on derivatives	Net realized and unrealized loss on derivatives	1,709	—	1,709	—	—
Loan fair value adjustment related to credit	Net decrease in fair value of loans at fair value	28,849	5,579	23,292	3,423	4,817
Subtotal charges unrelated to COVID-19 pandemic		$84,158	$49,075	$52,402	$18,971	$31,662

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Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summary of Credit-Related Charges (Unaudited)

		For the nine months ended:		For the three months ended:
Item	Included within F/S Line Item(s):	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	June 30, 2019
		(dollars in thousands)
Charges related to COVID-19 pandemic
Provision for loan and lease losses	Provision for loan and lease losses	$59,712	$—	$—	$59,712	$—
Net other repossessed property charges	Net loss on repossessed property and other related expenses	3,314	—	—	3,314	—
Net reversal of interest income on nonaccrual loans	Interest income on loans	—	—	—	—	—
Increase in unfunded commitment reserve	Other noninterest expense	444	—	—	444	—
Net credit loss on derivatives	Net realized and unrealized loss on derivatives	—	—	—	—	—
Loan fair value adjustment related to credit	Net decrease in fair value of loans at fair value	7,100	—	—	7,100	—
Subtotal charges related to COVID-19 pandemic		70,570	—	—	70,570	—
Total credit-related charges		$154,728	$49,075	$52,402	$89,541	$31,662
We continue to evaluate the impact of COVID-19 on our loan portfolio. Industries such as hotels & resorts, restaurants, oil & energy, retail malls, airlines and healthcare have experienced significant revenue loss due to COVID-19. Within our portfolio we have identified the following segments with elevated risk: hotels & resorts with $1.20 billion, or 11.6% of total loans, restaurants with $160.2 million, or 1.6% of total loans, arts and entertainment with $129.6 million, or 1.3% of total loans, senior care with $358.9 million, or 3.5% of total loans, and skilled nursing with $248.9 million, or 2.4% of total loans. Loan exposure in such other identified industries is either immaterial or has not shown general distress thus far. At this time it is difficult to determine ultimate impact upon our portfolio, but we are of the view the credit-related adjustments reflect the best estimate of incurred losses in our portfolio as of June 30, 2020.
Capital
Tier 1 and total capital ratios were 11.3% and 12.9%, respectively, as of June 30, 2020, compared to 11.3% and 12.9% as of March 31, 2020. The common equity tier 1 capital ratio and tier 1 leverage ratio were 10.6% and 9.3%, respectively, as of June 30, 2020, compared to 10.6% and 9.2% as of March 31, 2020. All regulatory capital ratios remain above regulatory minimums to be considered "well capitalized."
On July 29, 2020, the Company's Board of Directors declared a dividend of $0.01 per common share payable on August 27, 2020 to stockholders of record as of close of business on August 13, 2020. The aggregate dividend payment will be approximately $0.6 million. Given the continued uncertainty relating to the duration and potential impact of COVID-19, we believe this further reduced dividend is a prudent and proactive step at this time to help enhance and preserve our capital position if economic conditions continue to deteriorate.
Noninterest Income
Noninterest income was $(11.7) million, a decrease of $11.6 million. Included within noninterest income for the current quarter is $25.8 million in net losses related to the change in fair value of loans for which the Company has elected the fair value option within which was a credit charge of $21.9 million for one previously mentioned senior care facility and the net realized and unrealized gain (loss) of the related derivatives. Excluding these items, remaining noninterest income was $14.1 million for the quarter, compared to $14.6 million, a decrease of $0.5 million primarily related to a $1.5 million reduction in overdraft fees within service charges, offset with a $1.3 million increase in mortgage revenue related to a rise in origination and refinancing spurred on by falling interest rates.
Noninterest Expense
Total noninterest expense was $67.0 million for the quarter. This compares to $66.1 million of noninterest expense in the prior quarter excluding $742.4 million of goodwill and intangible asset impairments, resulting in an increase of $0.9 million, or 1.4%. The increase was driven by a one-time PTO payout offered to employees for $1.1 million, severance costs of $1.6 million, consulting costs of approximately $1.0 million and $2.2 million of reserve for unfunded loan commitments resulting from paydown activity on credit lines. All of these were offset with a $3.2 million decline in OREO related costs.
The efficiency ratio1 was 69.4% for the quarter and 63.5% for the prior quarter.
3-

Exhibit 99.1
Provision for Income Taxes
The provision for income taxes for the quarter ended June 30, 2020 was $0.5 million, reflecting an effective tax rate of 8.1%, compared to a benefit from income taxes of $37.7 million for the prior quarter, or an effective tax rate of 4.8%. The change in the effective tax rate was due to a one-time adjustment as the combination of lower pre-tax earnings and static deductions are yielding a lower effective tax rate.
Business Outlook
"While circumstances have improved in certain cases, many individuals, families and businesses are still dealing with uncertainty and challenges of COVID-19," added Borrecco. "We feel the best approach is a cautious one, which means we will be judicious with our branch and office reopening plans. As for our customers and communities, we will continue to provide proactive support and find ways to help them navigate these uncertain times."
Conference Call
Great Western Bancorp, Inc. will host a conference call to discuss its financial results for the third quarter of fiscal year 2020 on Thursday, July 29, 2020 at 7:30 AM (CT). The call can be accessed by dialing (855) 238-8837 approximately 10 minutes prior to the start time. Please ask to be joined into the Great Western Bancorp, Inc. (GWB) call. International callers should dial (412) 542-4114. The call will also be broadcast live over the Internet and can be accessed in the Investor Relations section of Great Western’s website at www.greatwesternbank.com. A replay will be available beginning one hour following the conference call and ending on August 5, 2020. To access the replay, dial (877) 344-7529 (U.S.) and use conference ID 10145350 International callers should dial (412) 317-0088 and enter the same conference ID number.
About Great Western Bancorp, Inc.
Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through more than 170 branches in nine states: Arizona, Colorado, Iowa, Kansas, Minnesota, Missouri, Nebraska, North Dakota and South Dakota. To learn more about Great Western Bank visit www.greatwesternbank.com.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements about Great Western Bancorp, Inc.’s expectations, beliefs, plans, strategies, predictions, forecasts, objectives, assumptions or future events or performance are not historical facts and may be forward-looking. These statements are often, but not always, made through the use of words or phrases such as “anticipates,” “believes,” “can,” “could,” “may,” “predicts,” “potential,” “should,” “will,” “estimate,” “plans,” “projects,” “continuing,” “ongoing,” “expects,” “views,” “intends” and similar words or phrases. In particular, the statements included in this press release concerning Great Western Bancorp, Inc.’s expected performance and strategy, strategies for managing troubled loans, the impact on the business arising from the COVID-19 outbreak and the interest rate environment are not historical facts and are forward-looking. Accordingly, the forward-looking statements in this press release are only predictions and involve estimates, known and unknown risks, assumptions and uncertainties that could cause actual results to differ materially from those expressed. All forward-looking statements are necessarily only estimates of future results, and there can be no assurance that actual results will not differ materially from expectations, and, therefore, you are cautioned not to place undue reliance on such statements. Any forward-looking statements are qualified in their entirety by reference to the factors discussed in the sections titled “Item 1A. Risk Factors” and "Cautionary Note Regarding Forward-Looking Statements" in Great Western Bancorp, Inc.’s Annual Report on Form 10-K for the most recently ended fiscal year, Form 10-Q for the quarters ended June 30, 2020, March 31, 2020 and December 31, 2019 and in other periodic filings with the Securities and Exchange Commission. Further, any forward-looking statement speaks only as of the date on which it is made, and Great Western Bancorp, Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.
4-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Financial Data (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands, except share and per share amounts)
Operating Data:
Interest income (FTE)	$381,289	$408,503	$121,472	$126,757	$133,060	$140,257	$139,623
Interest expense	63,244	90,148	13,620	23,260	26,364	32,061	32,570
Noninterest income	3,967	45,709	(11,683)	(83)	15,733	15,023	10,766
Noninterest expense	932,432	169,686	67,049	808,453	56,930	55,212	56,000
Provision for loan and lease losses	101,539	38,965	21,641	71,795	8,103	1,982	26,077
Net income	(691,944)	117,080	5,400	(740,618)	43,274	50,285	26,783
Adjusted net income ¹	$77,754	$117,080	$5,400	$29,080	$43,274	$50,285	$26,783
Common shares outstanding	55,014,047	56,939,032	55,014,047	55,013,928	56,382,915	56,283,659	56,939,032
Weighted average diluted common shares outstanding	55,788,751	57,408,023	55,145,619	55,906,002	56,457,967	56,804,172	57,110,103
Earnings per common share - diluted	$(12.40)	$2.04	$0.10	$(13.25)	$0.77	$0.89	$0.47
Adjusted earnings per common share - diluted ¹	$1.39	$2.04	$0.10	$0.52	$0.77	$0.89	$0.47
Performance Ratios:
Net interest margin (FTE) ¹ ²	3.61%	3.75%	3.57%	3.59%	3.68%	3.70%	3.70%
Adjusted net interest margin (FTE) ¹ ²	3.55%	3.76%	3.47%	3.55%	3.65%	3.69%	3.71%
Return on average total assets ²	(7.22)%	1.25%	0.17%	(23.16)%	1.34%	1.55%	0.84%
Return on average common equity ²	(55.6)%	8.5%	1.9%	(155.3)%	9.0%	10.6%	5.8%
Return on average tangible common equity ¹ ²	2.5%	14.5%	2.0%	(9.3)%	15.0%	17.6%	9.7%
Efficiency ratio ¹	58.7%	46.3%	69.4%	63.5%	46.2%	44.5%	47.2%
Capital:
Tier 1 capital ratio	11.3%	11.3%	11.3%	11.3%	12.0%	11.7%	11.3%
Total capital ratio	12.9%	12.4%	12.9%	12.9%	13.0%	12.7%	12.4%
Tier 1 leverage ratio	9.3%	10.0%	9.3%	9.2%	10.4%	10.1%	10.0%
Common equity tier 1 ratio	10.6%	10.6%	10.6%	10.6%	11.3%	11.0%	10.6%
Tangible common equity / tangible assets ¹	8.9%	9.3%	8.9%	9.3%	9.7%	9.6%	9.3%
Book value per share - GAAP	$21.10	$33.04	$21.10	$20.97	$34.06	$33.76	$33.04
Tangible book value per share ¹	$20.98	$19.94	$20.98	$20.84	$20.77	$20.52	$19.94
Asset Quality:
Nonaccrual loans	$274,475	$118,060	$274,475	$213,075	$156,113	$107,191	$118,060
Other repossessed property	$19,231	$36,393	$19,231	$27,289	$39,490	$36,764	$36,393
Nonaccrual loans / total loans	2.66%	1.19%	2.66%	2.20%	1.62%	1.10%	1.19%
Net charge-offs (recoveries)	$24,155	$26,959	$9,433	$8,626	$6,096	$7,754	$17,534
Net charge-offs (recoveries) / average total loans ²	0.33%	0.37%	0.37%	0.36%	0.25%	0.31%	0.72%
Allowance for loan and lease losses / total loans	1.44%	0.77%	1.44%	1.40%	0.76%	0.73%	0.77%
Watch-rated loans	$477,128	$220,883	$477,128	$420,252	$416,259	$405,549	$220,883
Substandard loans	$698,536	$475,999	$698,536	$627,720	$640,121	$472,497	$475,999

[1] This is a non-GAAP financial measure management believes is helpful to interpreting our financial results. See the tables at the end of this document for the calculation of the measure and reconciliation to the most comparable GAAP measure.

[2] Annualized for all partial-year periods.

5-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Consolidated Income Statement (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Interest income
Loans	$342,014	$372,156	$109,227	$113,356	$119,431	$126,779	$126,392
Investment securities	33,359	30,575	10,532	11,329	11,498	10,935	11,430
Federal funds sold and other	1,278	1,416	112	558	608	1,056	377
Total interest income	376,651	404,147	119,871	125,243	131,537	138,770	138,199
Interest expense
Deposits	50,818	79,507	10,011	18,867	21,940	27,211	28,615
FHLB advances and other borrowings	8,807	6,464	2,539	3,155	3,113	3,487	2,538
Subordinated debentures and subordinated notes payable	3,619	4,177	1,070	1,238	1,311	1,363	1,417
Total interest expense	63,244	90,148	13,620	23,260	26,364	32,061	32,570
Net interest income	313,407	313,999	106,251	101,983	105,173	106,709	105,629
Provision for loan and lease losses	101,539	38,965	21,641	71,795	8,103	1,982	26,077
Net interest income after provision for loan and lease losses	211,868	275,034	84,610	30,188	97,070	104,727	79,552
Noninterest income
Service charges and other fees	28,328	32,219	7,731	9,188	11,409	11,674	10,321
Wealth management fees	8,859	6,592	2,773	3,122	2,964	2,322	2,234
Mortgage banking income, net	5,179	3,366	2,422	1,145	1,612	1,482	1,055
Net gain (loss) on sale of securities	—	(191)	—	—	—	13	322
Net (decrease) increase in fair value of loans at fair value	(1,510)	49,662	(22,118)	35,541	(14,933)	11,749	16,429
Net realized and unrealized (loss) gain on derivatives	(40,379)	(50,252)	(3,681)	(50,214)	13,516	(13,191)	(20,904)
Other	3,490	4,313	1,190	1,135	1,165	974	1,309
Total noninterest income (loss)	3,967	45,709	(11,683)	(83)	15,733	15,023	10,766
Noninterest expense
Salaries and employee benefits	112,259	103,206	39,042	37,312	35,905	33,099	33,899
Data processing and communication	17,713	17,475	5,817	6,123	5,773	6,602	6,234
Occupancy and equipment	15,941	15,599	5,251	5,597	5,093	5,185	4,934
Professional fees	16,409	11,181	7,382	5,263	3,764	3,398	3,923
Advertising	2,573	3,299	750	958	865	1,194	1,145
Net loss on repossessed property and other related expenses	8,508	4,062	2,475	5,691	342	305	595
Goodwill and intangible assets impairment	742,352	—	—	742,352	—	—	—
Other	16,677	14,864	6,332	5,157	5,188	5,429	5,270
Total noninterest expense	932,432	169,686	67,049	808,453	56,930	55,212	56,000
(Loss) income before income taxes	(716,597)	151,057	5,878	(778,348)	55,873	64,538	34,318
(Benefit from) provision for income taxes	(24,653)	33,977	478	(37,730)	12,599	14,253	7,535
Net (loss) income	$(691,944)	$117,080	$5,400	$(740,618)	$43,274	$50,285	$26,783

6-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Summarized Consolidated Balance Sheet (Unaudited)

	As of
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands)
Assets
Cash and cash equivalents	$311,585	$347,486	$247,421	$243,474	$225,356
Investment securities	1,972,626	1,990,027	1,904,291	1,783,208	1,799,430
Total loans	10,313,999	9,693,295	9,626,224	9,706,763	9,886,971
Allowance for loan and lease losses	(148,158)	(135,950)	(72,781)	(70,774)	(76,546)
Loans, net	10,165,841	9,557,345	9,553,443	9,635,989	9,810,425
Goodwill	—	—	740,562	739,023	739,023
Other assets	484,276	492,950	405,948	386,607	380,662
Total assets	$12,934,328	$12,387,808	$12,851,665	$12,788,301	$12,954,896
Liabilities and stockholders' equity
Noninterest-bearing deposits	$2,592,376	$1,973,629	$2,029,872	$1,956,025	$1,936,986
Interest-bearing deposits	8,558,238	8,205,486	8,058,656	8,344,314	8,298,958
Total deposits	11,150,614	10,179,115	10,088,528	10,300,339	10,235,944
Securities sold under agreements to repurchase	70,362	64,809	66,289	68,992	56,925
FHLB advances and other borrowings	355,000	800,000	575,000	340,000	605,000
Other liabilities	197,708	190,420	201,179	178,721	175,899
Total liabilities	11,773,684	11,234,344	10,930,996	10,888,052	11,073,768
Stockholders' equity	1,160,644	1,153,464	1,920,669	1,900,249	1,881,128
Total liabilities and stockholders' equity	$12,934,328	$12,387,808	$12,851,665	$12,788,301	$12,954,896

GREAT WESTERN BANCORP, INC.
Loan Portfolio Summary (Unaudited)

	As of				Fiscal year-to-date:
	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	Change ($)	Change (%)
	(dollars in thousands)
Construction and development	$407,024	$434,264	$496,156	$463,757	$(56,733)	(12.2)%
Owner-occupied CRE	1,436,615	1,414,476	1,380,773	1,411,199	25,416	1.8%
Non-owner-occupied CRE	2,965,971	2,910,516	2,827,484	2,853,131	112,840	4.0%
Multifamily residential real estate	545,883	463,563	380,301	364,323	181,560	49.8%
Commercial real estate	5,355,493	5,222,819	5,084,714	5,092,410	263,083	5.2%
Agriculture	1,815,121	1,881,792	1,980,678	2,008,644	(193,523)	(9.6)%
Commercial non-real estate	2,226,759	1,699,197	1,676,426	1,719,956	506,803	29.5%
Residential real estate	862,821	820,759	811,735	812,208	50,613	6.2%
Consumer	61,452	52,640	50,697	51,925	9,527	18.3%
Other ¹	34,713	39,908	46,875	47,541	(12,828)	(27.0)%
Total unpaid principal balance	10,356,359	9,717,115	9,651,125	9,732,684	623,675	6.4%
Less: Unamortized discount on acquired loans and unearned net deferred fees and costs and loans in process	(42,360)	(23,820)	(24,901)	(25,921)	(16,439)	63.4%
Total loans	$10,313,999	$9,693,295	$9,626,224	$9,706,763	$607,236	6.3%
[1] Other loans primarily include consumer and commercial credit cards, customer deposit account overdrafts, and lease receivables.

7-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Three Months Ended
	June 30, 2020			March 31, 2020			June 30, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$144,805	$112	0.31%	$56,883	$558	3.95%	$51,640	$377	2.93%
Investment securities	1,987,648	10,532	2.13%	1,987,045	11,329	2.29%	1,807,747	11,430	2.54%
Non-ASC 310-30 loans, net ³	9,974,802	109,326	4.41%	9,496,153	113,484	4.81%	9,699,433	125,522	5.19%
ASC 310-30 loans, net	49,250	1,502	12.27%	50,372	1,386	11.07%	58,701	2,294	15.67%
Loans, net	10,024,052	110,828	4.45%	9,546,525	114,870	4.84%	9,758,134	127,816	5.25%
Total interest-earning assets	12,156,505	121,472	4.02%	11,590,453	126,757	4.40%	11,617,521	139,623	4.82%
Noninterest-earning assets	598,159			1,273,143			1,213,087
Total assets	$12,754,664	$121,472	3.83%	$12,863,596	$126,757	3.96%	$12,830,608	$139,623	4.36%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,414,567			$1,942,686			$1,875,649
Interest-bearing deposits	6,974,915	$5,604	0.32%	6,473,524	$12,083	0.75%	6,391,396	$18,493	1.16%
Time deposits	1,430,246	4,407	1.24%	1,686,977	6,784	1.62%	2,091,603	10,122	1.94%
Total deposits	10,819,728	10,011	0.37%	10,103,187	18,867	0.75%	10,358,648	28,615	1.11%
Securities sold under agreements to repurchase	64,645	15	0.09%	56,369	24	0.17%	60,551	41	0.27%
FHLB advances and other borrowings	500,248	2,524	2.03%	581,834	3,131	2.16%	361,736	2,497	2.77%
Subordinated debentures and subordinated notes payable	108,766	1,070	3.96%	108,714	1,238	4.58%	108,584	1,417	5.23%
Total borrowings	673,659	3,609	2.15%	746,917	4,393	2.37%	530,871	3,955	2.99%
Total interest-bearing liabilities	11,493,387	$13,620	0.48%	10,850,104	$23,260	0.86%	10,889,519	$32,570	1.20%
Noninterest-bearing liabilities	97,553			95,457			76,957
Stockholders' equity	1,163,724			1,918,035			1,864,132
Total liabilities and stockholders' equity	$12,754,664			$12,863,596			$12,830,608
Net interest spread			3.35%			3.10%			3.16%
Net interest income and net interest margin (FTE)		$107,852	3.57%		$103,497	3.59%		$107,053	3.70%
Less: Tax equivalent adjustment		1,601			1,514			1,424
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$106,251	3.52%		$101,983	3.54%		$105,629	3.65%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.1 million and $0.2 million for the third quarter of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $0.2 million and $0.3 million for the third quarter of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

8-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Net Interest Margin (FTE) (Unaudited)

	Nine Months Ended
	June 30, 2020			June 30, 2019
	Average Balance	Interest (FTE)	Yield / Cost ¹	Average Balance	Interest (FTE)	Yield / Cost ¹
	(dollars in thousands)
Assets
Interest-bearing bank deposits ²	$78,164	$1,278	2.18%	$68,989	$1,416	2.74%
Investment securities	1,959,681	33,359	2.27%	1,634,023	30,575	2.50%
Non-ASC 310-30 loans, net ³	9,675,039	342,042	4.72%	9,583,477	370,343	5.17%
ASC 310-30 loans, net	50,639	4,610	12.16%	63,471	6,169	12.99%
Loans, net	9,725,678	346,652	4.76%	9,646,948	376,512	5.22%
Total interest-earning assets	11,763,523	381,289	4.33%	11,349,960	408,503	4.81%
Noninterest-earning assets	1,046,576			1,195,398
Total assets	$12,810,099	$381,289	3.98%	$12,545,358	$408,503	4.35%
Liabilities and Stockholders' Equity
Noninterest-bearing deposits	$2,111,445			$1,846,467
Interest-bearing deposits	6,585,100	$31,060	0.63%	6,301,910	$52,094	1.11%
Time deposits	1,655,059	19,758	1.59%	2,022,702	27,413	1.81%
Total deposits	10,351,604	50,818	0.66%	10,171,079	79,507	1.05%
Securities sold under agreements to repurchase	62,513	70	0.15%	67,879	140	0.28%
FHLB advances and other borrowings	526,372	8,737	2.22%	289,526	6,324	2.92%
Subordinated debentures and subordinated notes payable	108,715	3,619	4.45%	108,530	4,177	5.15%
Total borrowings	697,600	12,426	2.38%	465,935	10,641	3.05%
Total interest-bearing liabilities	11,049,204	$63,244	0.76%	10,637,014	$90,148	1.13%
Noninterest-bearing liabilities	97,475			73,636
Stockholders' equity	1,663,420			1,834,708
Total liabilities and stockholders' equity	$12,810,099			$12,545,358
Net interest spread			3.22%			3.22%
Net interest income and net interest margin (FTE)		$318,045	3.61%		$318,355	3.75%
Less: Tax equivalent adjustment		4,638			4,356
Net interest income and net interest margin - ties to Statements of Comprehensive Income		$313,407	3.56%		$313,999	3.70%
[1] Annualized for all partial-year periods.
[2] Interest income includes $0.8 million and $0.3 million for the first nine months of fiscal years 2020 and 2019, respectively, resulting from interest earned on derivative collateral included in other assets on the consolidated balance sheets.

[3] Interest income includes $1.2 million and $1.0 million for the first nine months of fiscal years 2020 and 2019, respectively, resulting from accretion of purchase accounting discount associated with acquired loans.

Non-GAAP Financial Measures and Reconciliation
We rely on certain non-GAAP financial measures in making financial and operational decisions about our business. We believe that each of the non-GAAP financial measures presented is helpful in highlighting trends in our business, financial condition and results of operations which might not otherwise be apparent when relying solely on our financial results calculated in accordance with U.S. GAAP. We disclose net interest income and related ratios and analysis on a taxable-equivalent basis, which may also be considered non-GAAP financial measures. We believe this presentation to be the preferred industry measurement of net interest income as it provides a relevant comparison of net interest income arising from taxable and tax-exempt sources. In addition, certain performance measures, including the efficiency ratio and net interest margin utilize net interest income on a taxable-equivalent basis.
In particular, we evaluate our profitability and performance based on our adjusted net income, adjusted earnings per common share, tangible net income and return on average tangible common equity. Our adjusted net income and adjusted earnings per common share exclude the after-tax effect of items with a significant impact to net income that we do not believe to be recurring in nature, (e.g., one-time acquisition expenses as well as the COVID-19 impact on credit and other related charges and the impairment of goodwill and certain intangible assets). Our tangible net income and return on average tangible common equity exclude the effects of amortization expense relating to intangible assets and related tax effects from the acquisition of us by National Australia Bank Limited ("NAB") and our acquisitions of other institutions. We believe these measures help highlight trends associated with our financial condition and results of operations by providing net income and return information excluding significant nonrecurring items (for adjusted net income and adjusted earnings per common share) and based on our cash payments and receipts during the applicable period (for tangible net income and return on average tangible common equity).
9-

Exhibit 99.1
We also evaluate our profitability and performance based on our adjusted net interest income, adjusted net interest margin, adjusted interest income on non-ASC 310-30 loans and adjusted yield on non-ASC 310-30 loans. We adjust each of these four measures to include the current realized gain (loss) of derivatives we use to manage interest rate risk on certain of our loans, which we believe economically offsets the interest income earned on the loans. Similarly, we evaluate our operational efficiency based on our efficiency ratio, which excludes the effect of amortization of core deposit and other intangibles (a non-cash expense item) and includes the tax benefit associated with our tax-advantaged loans.
We evaluate our financial condition based on the ratio of our tangible common equity to our tangible assets and the ratio of our tangible common equity to common shares outstanding. Our calculation of this ratio excludes the effect of our goodwill and other intangible assets. We believe this measure is helpful in highlighting the common equity component of our capital and because of its focus by federal bank regulators when reviewing the health and strength of financial institutions in recent years and when considering regulatory approvals for certain actions, including capital actions. We also believe the ratio of our tangible common equity to common shares outstanding is helpful in understanding our stockholders’ relative ownership position as we undertake various actions to issue and retire common shares outstanding.
Reconciliations for each of these non-GAAP financial measures to the closest GAAP financial measures are included in the tables below. Each of the non-GAAP financial measures presented should be considered in context with our GAAP financial results included in this release.

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands except share and per share amounts)
Adjusted net income and adjusted earnings per common share:
Net (loss) income - GAAP	$(691,944)	$117,080	$5,400	$(740,618)	$43,274	$50,285	$26,783
Add: COVID-19 related impairment of goodwill and certain intangible assets, net of tax	713,013	—	—	713,013	—	—	—
Add: COVID-19 impact on credit and other related charges, net of tax	56,685	—	—	56,685	—	—	—
Adjusted net income	$77,754	$117,080	$5,400	$29,080	$43,274	$50,285	$26,783

Weighted average diluted common shares outstanding	55,788,751	57,408,023	55,145,619	55,906,002	56,457,967	56,804,172	57,110,103
Earnings per common share - diluted	$(12.40)	$2.04	$0.10	$(13.25)	$0.77	$0.89	$0.47
Adjusted earnings per common share - diluted	$1.39	$2.04	$0.10	$0.52	$0.77	$0.89	$0.47

Tangible net income and return on average tangible common equity:
Net (loss) income - GAAP	$(691,944)	$117,080	$5,400	$(740,618)	$43,274	$50,285	$26,783
Add: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets, net of tax	714,078	1,022	261	713,440	377	315	335
Tangible net income	$22,134	$118,102	$5,661	$(27,178)	$43,651	$50,600	$27,118

Average common equity	$1,663,420	$1,834,708	$1,163,724	$1,918,035	$1,908,519	$1,885,785	$1,864,132
Less: Average goodwill and other intangible assets	498,644	746,110	6,527	741,257	748,146	745,349	745,718
Average tangible common equity	$1,164,776	$1,088,598	$1,157,197	$1,176,778	$1,160,373	$1,140,436	$1,118,414

Return on average common equity *	(55.6)%	8.5%	1.9%	(155.3)%	9.0%	10.6%	5.8%
Return on average tangible common equity **	2.5%	14.5%	2.0%	(9.3)%	15.0%	17.6%	9.7%
* Calculated as net income - GAAP divided by average common equity. Annualized for partial-year periods.
** Calculated as tangible net income divided by average tangible common equity. Annualized for partial-year periods.

Adjusted net interest income and adjusted net interest margin (fully-tax equivalent basis):
Net interest income - GAAP	$313,407	$313,999	$106,251	$101,983	$105,173	$106,709	$105,629
Add: Tax equivalent adjustment	4,638	4,356	1,601	1,514	1,523	1,487	1,424
Net interest income (FTE)	318,045	318,355	107,852	103,497	106,696	108,196	107,053
Add: Current realized derivative gain (loss)	(5,180)	746	(3,040)	(1,250)	(890)	(127)	321
Adjusted net interest income (FTE)	$312,865	$319,101	$104,812	$102,247	$105,806	$108,069	$107,374

Average interest-earning assets	$11,763,523	$11,349,960	$12,156,505	$11,590,453	$11,543,610	$11,609,823	$11,617,521
Net interest margin (FTE) *	3.61%	3.75%	3.57%	3.59%	3.68%	3.70%	3.70%
Adjusted net interest margin (FTE) **	3.55%	3.76%	3.47%	3.55%	3.65%	3.69%	3.71%
* Calculated as net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
** Calculated as adjusted net interest income (FTE) divided by average interest earning assets. Annualized for partial-year periods.
10-

Exhibit 99.1

GREAT WESTERN BANCORP, INC.
Reconciliation of Non-GAAP Measures (Unaudited)

	At and for the nine months ended:		At and for the three months ended:
	June 30, 2020	June 30, 2019	June 30, 2020	March 31, 2020	December 31, 2019	September 30, 2019	June 30, 2019
	(dollars in thousands except share and per share amounts)

Adjusted interest income and adjusted yield (fully-tax equivalent basis), on non-ASC 310-30 loans:
Interest income - GAAP	$337,404	$365,987	$107,725	$111,970	$117,709	$124,923	$124,098
Add: Tax equivalent adjustment	4,638	4,356	1,601	1,514	1,523	1,487	1,424
Interest income (FTE)	342,042	370,343	109,326	113,484	119,232	126,410	125,522
Add: Current realized derivative gain (loss)	(5,180)	746	(3,040)	(1,250)	(890)	(127)	321
Adjusted interest income (FTE)	$336,862	$371,089	$106,286	$112,234	$118,342	$126,283	$125,843

Average non-ASC 310-30 loans	$9,675,039	$9,583,477	$9,974,802	$9,496,153	$9,554,161	$9,693,395	$9,699,433
Yield (FTE) *	4.72%	5.17%	4.41%	4.81%	4.96%	5.17%	5.19%
Adjusted yield (FTE) **	4.65%	5.18%	4.29%	4.75%	4.93%	5.17%	5.20%
* Calculated as interest income (FTE) divided by average loans. Annualized for partial-year periods.
** Calculated as adjusted interest income (FTE) divided by average loans. Annualized for partial-year periods.

Efficiency ratio:
Total revenue - GAAP	$317,374	$359,708	$94,568	$101,900	$120,906	$121,732	$116,395
Add: Tax equivalent adjustment	4,638	4,356	1,601	1,514	1,523	1,487	1,424
Total revenue (FTE)	$322,012	$364,064	$96,169	$103,414	$122,429	$123,219	$117,819

Noninterest expense	$932,432	$169,686	$67,049	$808,453	$56,930	$55,212	$56,000
Less: Amortization of intangible assets and COVID-19 related impairment of goodwill and certain intangible assets	743,484	1,173	278	742,779	427	366	385
Tangible noninterest expense	$188,948	$168,513	$66,771	$65,674	$56,503	$54,846	$55,615

Efficiency ratio *	58.7%	46.3%	69.4%	63.5%	46.2%	44.5%	47.2%
* Calculated as the ratio of tangible noninterest expense to total revenue (FTE).

Tangible common equity and tangible common equity to tangible assets:
Total stockholders' equity	$1,160,644	$1,881,128	$1,160,644	$1,153,464	$1,920,669	$1,900,249	$1,881,128
Less: Goodwill and other intangible assets	6,425	745,563	6,425	6,703	749,481	745,197	745,563
Tangible common equity	$1,154,219	$1,135,565	$1,154,219	$1,146,761	$1,171,188	$1,155,052	$1,135,565

Total assets	$12,934,328	$12,954,896	$12,934,328	$12,387,808	$12,851,665	$12,788,301	$12,954,896
Less: Goodwill and other intangible assets	6,425	745,563	6,425	6,703	749,481	745,197	745,563
Tangible assets	$12,927,903	$12,209,333	$12,927,903	$12,381,105	$12,102,184	$12,043,104	$12,209,333

Tangible common equity to tangible assets	8.9%	9.3%	8.9%	9.3%	9.7%	9.6%	9.3%

Tangible book value per share:
Total stockholders' equity	$1,160,644	$1,881,128	$1,160,644	$1,153,464	$1,920,669	$1,900,249	$1,881,128
Less: Goodwill and other intangible assets	6,425	745,563	6,425	6,703	749,481	745,197	745,563
Tangible common equity	$1,154,219	$1,135,565	$1,154,219	$1,146,761	$1,171,188	$1,155,052	$1,135,565

Common shares outstanding	55,014,047	56,939,032	55,014,047	55,013,928	56,382,915	56,283,659	56,939,032
Book value per share - GAAP	$21.10	$33.04	$21.10	$20.97	$34.06	$33.76	$33.04
Tangible book value per share	$20.98	$19.94	$20.98	$20.84	$20.77	$20.52	$19.94
GREAT WESTERN BANCORP, INC.
Media and Investor Relations Contacts:
Peter Chapman, 605.373.3198
peter.chapman@greatwesternbank.com
Seth Artz, 605.988.9523
seth.artz@greatwesternbank.com
11-